Exhibit 10.1

SUBLEASE AGREEMENT

for

OLD DALLAS LIBRARY BUILDING

at

1954 Commerce Street, Dallas, Texas 75201

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Lease”) is entered into to be effective as of  December 30, 2016 (the “Effective Date”), between 1914 COMMERCE LEASING LLC, a Texas limited liability company (“Landlord”), whose address is c/o 1914 Commerce GM, Inc., 1800 Valley View Lane, Ste. 300, Farmers Branch, TX 75234, and The Dallas Morning News, Inc., a Delaware corporation (“Tenant”), whose address until the Commencement Date (as hereinafter defined) is 508 Young Street, Dallas, Texas 75202, and whose address thereafter will be that of the Premises (as hereinafter defined).

RECITALS:

WHEREAS, Owner is the owner of that certain Land and Building located at 1954 Commerce Street, Dallas, Texas 75201;

WHEREAS, prior to the execution of this Lease, Owner leased the Land, the Building and the Statler Building to Landlord pursuant to that certain Master Lease Agreement, by and between Owner, as landlord, and Landlord, as tenant, (the “Master Lease”); and

WHEREAS, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, the Premises, together with certain parking rights as set forth herein, including parking rights in the Statler Building.

W I T N E S S E T H:

1. Definitions and Certain Basic Provisions. The following capitalized terms shall have the meaning indicated for purposes of this Lease:
(a) “Base Rental” means the amounts shown on Exhibit H attached hereto and made a part hereof.
(b) “Base Year” means the calendar year 2018.
(c) “Basic Costs” shall have the meaning set forth in Exhibit I attached hereto and made a part hereof.
(d) “Building” means Landlord’s property known as the Old Dallas Library Building located at 1954 Commerce Street, Dallas, Texas, 75201, on the Land.

(e) “Commencement Date” means the earlier of (i) the date of completion by Tenant of Tenant’s Work (as such term is defined in Exhibit D attached hereto) and the occupancy of the Premises by Tenant, or (ii) the date that is sixty-one  (61) days following the substantial completion by Landlord of all of Landlord’s Work (as such term is defined in Exhibit D attached hereto) and delivery of the Premises to Tenant (subject to adjustment as provided in Exhibit D attached hereto).

(f) “Effective Date” shall have the meaning set forth in the initial paragraph of this Lease.

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(g) “Historic Tax Credits” means the tax credit allowable pursuant to Section 47 of the Internal Revenue Code for qualified rehabilitation expenditures, as such term is defined in Section 47(c)(2) of the Internal Revenue Code, incurred in connection with the “certified rehabilitation” of a “certified historic structure.”

(h) “Land” means the property being described or shown on Exhibit A attached hereto.
(i) “Landlord” means 1914 Commerce Leasing, LLC, a Texas limited liability company.
(j) “Lease Term” means the Original Term and any properly exercised Renewal Term.

(k) “Master Lease” means that certain Master Lease Agreement by and between Commerce Statler Development, LLC, a Texas limited liability company, and Landlord, dated as of November 17, 2015, a Memorandum of which is filed and recorded in the Official Public Records of Dallas County, Texas.

(l) “Original Term” means the period commencing on the Commencement Date and continuing for sixteen (16) years after the Commencement Date; provided that if the Commencement Date is a date other than the first day of a calendar month, the Original Term shall be extended by the number of days remaining in the calendar month in which the Commencement Date occurs.

(m) “Owner” means Commerce Statler Development LLC, a Texas limited liability company.
(n) “Premises” means the leased premises located in the Building and being conclusively deemed to contain 92,237 rentable square feet of space, as shown on the floor plan attached as Exhibit B hereto.
(o) “Project” means, collectively, the Complex and the adjacent Statler Building.
(p) “Renewal Terms” means two (2) five-year renewal terms, subject to and as described in Exhibit G attached hereto and made a part hereof.
(q) “Security Deposit”: N/A (none required).

(r) “State Tax Credits” means the Texas Historic Preservation Tax Credits available under Texas Administrative Code, Title 13 Cultural Resources, Part II Texas Historical Commission, Section 171.901, et seq., and commonly known as the “Texas Historic Preservation Tax Credit Program.”

(s) “Statler Building” means, collectively, that certain building located at 1914 Commerce Street in Dallas, Texas and situated on the Land adjacent to the Premises.
(t) “Tenant’s Broker” means CBRE, Inc.

2. Lease and Demise.  Subject to the terms and conditions hereinafter set forth, and each in consideration of the duties, covenants, and obligations of the other hereunder, Landlord does hereby lease

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to Tenant, and Tenant does hereby lease from Landlord, the Premises, together with certain parking rights as set forth herein, including parking rights in the Statler Building.

3. Term.  Subject to the terms and conditions set forth herein, this Lease shall continue in force for the Lease Term.  If Tenant’s Work (as such term is defined in the Work Letter attached hereto as Exhibit D) in the Premises has not been substantially completed by Tenant’s General Contractor (as such term is defined in the Work Letter) on or before the Commencement Date, Landlord shall not be liable for any costs, claims, damages, or liabilities incurred by Tenant as a result thereof, and the Lease Term and the obligations of Tenant hereunder shall nonetheless commence and continue in full force and effect.

4. Use.  The Premises are to be used and occupied by Tenant solely for general office purposes and a digital news room, and uses ancillary thereto, and for no other purpose or use without the prior written consent of Landlord; in particular, Tenant acknowledges and agrees that it shall not use all or any part of the Premises for the printing of newspapers.  At no time shall the Tenant make or permit to be made any use of the Premises or any part thereof which would violate any of the local, state of federal laws applicable to the Tenant, the Premises or the Building or any presently recorded instruments that would affect the Premises (provided that Landlord represents and warrants to Tenant that no such instruments will prohibit Tenant from using the Premises and the Complex for the uses permitted herein).  Tenant shall have the right to access the Premises and the Complex on a twenty-four (24) hour per day, seven (7) day per week basis; notwithstanding the foregoing, however, Tenant acknowledges and agrees that any interruptions to such access right shall be subject to the provisions set forth in Paragraph 9 of this Lease.  Without limiting any of the foregoing, Tenant shall be entitled to maintain within the Premises a test kitchen and a fitness facility with locker rooms/showers.

5. Base Rental.

(a) From and after the Commencement Date, Tenant shall pay to Landlord, without any set off or deduction whatsoever except as otherwise expressly provided in this Lease, the Base Rental.  Tenant shall also pay, as additional rent, Excess Basic Costs (hereinafter defined) and all other sums of money that become due and payable by Tenant to Landlord under this Lease (Base Rental, any adjustment thereto pursuant to Exhibit H attached hereto, Excess Basic Costs and all other sums of money due and payable by Tenant to Landlord under this Lease are sometimes hereinafter collectively called “rent”).  Tenant shall also pay with each Base Rental payment the amount of any sales taxes assessed against rent.  The annual Base Rental, as adjusted each year during the Lease Term pursuant to Exhibit H attached hereto, shall be due and payable in advance in twelve (12) equal installments on the first (1st) day of each calendar month during the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay Base Rental to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand except as otherwise expressly provided in this Lease. If the Lease Term commences on a day other than the first (1st) day of a month, then the first installment of Base Rental as adjusted pursuant hereto shall be prorated, based on thirty (30) days per month, and such installment so prorated shall be paid in advance on the Commencement Date.

(b) If Tenant fails to pay any regular monthly installment of rent by the tenth (10th) day of the month in which the installment is due, or any other amount constituting rent within ten (10) days after the due date therefor, there shall be added to such unpaid amount a late charge of five percent (5%) of the installment or amount due in order to compensate Landlord for the extra administrative expenses incurred; provided, however, that no such late charge shall be imposed on the first two delinquent payment in any calendar year.

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6. Excess Basic Costs.

(a) In addition to Base Rental, commencing January 1, 2019, Tenant shall pay Basic Costs in excess of the Basic Costs for the Base Year (“Excess Basic Costs”).  Prior to January 1 of each calendar year during the Lease Term following the Base Year, Landlord shall provide an estimate of Excess Basic Costs for the forthcoming calendar year. Together with Tenant’s monthly payments of Base Rental during such forthcoming calendar year, Tenant shall also pay one-twelfth (1/12) of the amount of such forthcoming year’s reasonably estimated Excess Basic Costs, if any; provided, that in no event shall Base Rental be less than the amount specified in Exhibit H attached hereto.

(b) As soon as practicable following the Base Year (but in no event later than May 1, 2019), Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs for the Base Year, and as soon as practicable during each other calendar year of the Lease Term (but in no event later than May 1 of each such year), Landlord shall furnish to Tenant a statement of Landlord’s actual Excess Basic Costs for the previous calendar year or partial calendar year, if applicable (each a “Statement”).  If actual Excess Basic Costs are greater than Landlord’s estimate thereof, a lump sum payment (which payment shall be deemed a payment of rent hereunder for all purposes) will be made from Tenant to Landlord within thirty (30) days of the delivery of such statement equal to the amount by which actual Excess Basic Costs exceeded Landlord’s estimate thereof.  If actual Excess Basic Costs are less than Landlord’s estimate thereof, Landlord shall promptly after delivery of such Statement credit such overpaid amount against the rent installment due in the immediately succeeding month, or, at the end of the Lease Term, Landlord shall promptly refund such overpaid amount to Tenant.  The effect of this reconciliation credit or payment, as applicable, is that Tenant will pay during the Lease Term all of the Excess Basic Costs from and after January 1, 2019, and no more.  Notwithstanding anything to the contrary set forth herein, Landlord agrees that Tenant shall have no obligation to pay any Excess Basic Costs not billed by Landlord within eighteen (18) months after the end of the year to which such Basic Costs were incurred.

(c) Notwithstanding anything to the contrary set forth herein or in the Lease, for purposes of computing Tenant’s Excess Basic Costs, the actual Controllable Basic Costs (hereinafter defined) for the first full calendar year following the Base Year shall not increase by more than six percent (6%) over the actual Controllable Basic Costs for the Base Year.  Thereafter, the actual Controllable Basic Costs for any calendar year shall not increase by more than six percent (6%) over the actual Controllable Basic Costs for the prior calendar year on a cumulative and compounding basis.  In other words, actual Controllable Basic Costs for the calendar year following the Base Year (i.e., for calendar year 2019) shall not exceed one hundred six percent (106%) of actual Controllable Basic Costs for the Base Year, and actual Controllable Basic Costs for calendar year 2020 shall not exceed one hundred six percent (106%) of actual Controllable Basic Costs for calendar year 2019. For purposes of this Lease, “Controllable Basic Costs” shall mean all Basic Costs other than utility expenses, insurance premiums and real estate taxes.

(d) Tenant shall have the right, upon twenty (20) business days’ notice, which right shall be exercisable not more than once in any calendar year (and not more than once with respect to any calendar year inspected), and which notice shall be given not later than one hundred eighty (180) days after Tenant’s receipt of a Statement, to inspect Landlord’s books and records applicable to Excess Basic Costs for one or more of the prior three calendar years, during regular

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business hours and on normal working days at the office of Landlord in Dallas, Texas.  Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s agents, employees, attorneys, accountants and other consultants, and except as required by applicable law or governmental process (including any subpoena).  Any auditor retained by Tenant to inspect Landlord’s books of account and records must be a certified public accounting firm or real estate advisory firm, which firm in each case (i) is of recognized national or regional standing, and (ii) shall not provide the audit services to Tenant on a contingency fee basis.  If Tenant’s inspection establishes that Tenant overpaid Excess Basic Costs, Landlord shall refund such excess to Tenant within thirty (30) days after Landlord’s receipt of an invoice for the same unless Landlord, in good faith, contests the results of such inspection (in which event such excess, if any, shall be refunded within thirty (30) days after resolution of such contest) or, at Tenant’s election, Tenant may offset the amount of the overpayment (but not before Landlord’s contest of the results of the inspection, if any, has been resolved) against Base Rental becoming due.  Likewise, if such inspection establishes that Tenant underpaid Excess Basic Costs, Tenant shall pay such deficiency to Landlord within thirty (30) days after receipt of the results of the inspection.  Any such inspection by Tenant shall be at Tenant’s sole cost and expense; provided, however, if any such inspection discloses that Landlord charged Tenant in excess of five percent (5%) more than properly chargeable to Tenant, then Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such inspection by Tenant, not to exceed $5,000.00.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any Statement of Excess Basic Costs unless Tenant has paid and continues to pay all rent when due; provided, however, that the foregoing shall not be construed to bar such examination if Tenant’s discontinuation in the payment of rent is based upon Tenant’s exercise of a right of offset expressly granted to Tenant in this Lease.

7. Leasehold Improvements.  Tenant shall submit to Landlord for approval full definitive plans and specifications for all of Tenant’s Work to be constructed or installed in the Premises by Tenant’s General Contractor, including but not limited to, all architectural, electrical and mechanical plans, room finish schedules, millwork detail, and air conditioning layout drawings, all in accordance with the terms and provisions of the Work Letter attached hereto as Exhibit D.  The Work Letter sets forth certain dates by which plans and specifications for Tenant’s Work must be prepared, reviewed and approved.

8. Acceptance of Premises and Building By Tenant.  Subject to (a) Landlord’s obligations regarding Landlord’s performance of its obligations under Exhibit D attached hereto, and (b) any latent defects, the taking of possession of the Premises by Tenant shall be conclusive evidence (i) that Tenant accepts the Premises as suitable for the purposes for which the same are leased, (ii) that Tenant accepts the Building and each and every part and appurtenance thereof as being in a good and satisfactory condition, and (iii) that Landlord has fully complied with Landlord’s obligations contained in this Lease with respect to the construction of the Complex and the improvements therein and thereto (provided that the foregoing shall not relieve Landlord from any of its express repair, maintenance, restoration or other obligations under this Lease).

9. Services to Be Furnished By Landlord.  Landlord shall furnish the following services (the “Landlord Services”), such services to be provided at all times during the Lease Term (i.e. 24 hours per day, 7 days per week) and at a level substantially similar to that provided in Class A multi-tenant office buildings in the Dallas Central Business District (unless otherwise specified):

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(a) Hot and cold water at those points of supply provided for the Building, sanitary sewer, and central heat and air conditioning (on a twenty-four (24) hour per day, seven (7) day per week basis) in season (“HVAC Services”).  Notwithstanding the foregoing, Tenant shall be entitled to install a supplemental HVAC system and/or one or more supplemental HVAC units in the Premises, at Tenant’s sole cost and expense, subject to the provisions of Paragraph 17 below.

(b) Routine cleaning, maintenance, repairs and electric lighting service for the Complex, including cleaning and maintenance of all sidewalks, walkways, driveways, parking facilities, and landscaping in the common areas.

(c) All Building standard fluorescent and incandescent bulb replacement in the Complex.
(d) Security services to the Complex (subject to the following provisions of this Paragraph 9).

(e) Electric current to the Premises of six (6) watts per rentable square foot thereof (five (5) watts per rentable square foot for power (connected load) and one (1) watt per rentable square foot for lighting);

(f) Passenger elevators providing ingress to and egress from all floors within the Premises and, to the extent applicable, the parking facilities.  Landlord shall ensure that all elevators included in Base Building Improvements remain operational at all times during the Lease Term (subject only to unavailability for reasonable periods as required for repair or maintenance, provided that at least one passenger elevator shall remain available during such periods).

(g) Janitorial cleaning service to the Premises, five (5) days per week, including garbage removal and window washing (which window washing shall be effected no less often than once per year for the interior window washing and twice per year for washing the exterior of the windows), however in any event such janitorial services shall include those janitorial specifications set forth on Exhibit K attached hereto.  Tenant reserves the right to perform its own janitorial services within the Premises, in which event Landlord thereafter shall have no further obligation under this Lease to provide any such services unless Tenant subsequently requests in writing that Landlord resume providing such services; provided, that (i) during any period in which Tenant has elected to perform such services, Base Rental shall be reduced by the cost savings realized by Landlord as a result thereof (which costs shall also be excluded from Basic Costs), (ii) Tenant shall be responsible for the performance such services for at least twelve (12) months before requesting that Landlord resume providing such services, and (iii) Landlord shall not be required to resume the performance of any such services more than once in any five year period unless performance issues had originally prompted Tenant to elect to perform such services for itself.

(h) Electric lighting for all common areas.
(i) Access to the Premises and all parking facilities on a 24-hour-per-day, 7-day-per-week, basis.

(j) As part of the overall security for the Complex and the adjacent hotel, Landlord shall provide a dedicated twenty-four (24) hours per day / seven (7) days per week manned

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security guard for the Premises and the Complex, manned at all times by at least one (1) qualified security professional or off-duty law enforcement officer, which security personnel will not be shared with the adjacent hotel or any other property. The security guards shall be available as necessary to escort Tenant’s employees to their parking spaces or surrounding locations.  The expenses associated with such security shall be included as a part of Basic Costs; notwithstanding the foregoing, however, Tenant reserves the right to perform its own security services within the Premises and Complex, in which event Landlord thereafter shall have no further obligation under this Lease to provide any such services unless Tenant subsequently requests in writing that Landlord resume providing such services; provided, that (i) during any period in which Tenant has elected to perform such services, Base Rental shall be reduced by the cost savings realized by Landlord as a result thereof (which cost savings have been stipulated by the parties to be $180,000 annually for purposes of computing such Base Rental reduction), which costs shall also be excluded from Basic Costs, (ii) Tenant shall be responsible for the performance such services for at least twelve (12) months before requesting that Landlord resume providing such services, and (iii) Landlord shall not be required to resume the performance of any such services more than once in any five year period unless performance issues had originally prompted Tenant to elect to perform such services for itself.  Subject to Landlord’s compliance with the foregoing, Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord for (i) any unauthorized or criminal entry of third parties into the Premises or Complex, (ii) any damage to persons or property, or (iii) any loss of property in and about the Premises or Complex from an unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security (unless resulting from the gross negligence or willful misconduct of Landlord or its principals, officers, directors, employees or agents).  Notwithstanding the foregoing, Tenant shall be entitled to install in the Premises a separate security and/or access system, at Tenant’s sole cost and expense, subject to the provisions of Section 17 below.

For the purposes of this Lease, the term “common areas” shall include the exterior portions of the Complex (including without limitation any exterior structures, parking facilities, and driveways situated on the Land).

Tenant will reimburse Landlord within thirty (30) days after invoicing by Landlord for the cost of electricity charges incurred for electric current utilized to power all lighting and receptacles within the Premises, which charges shall be based upon separate metering device, with no mark-up; or, alternatively (to the extent applicable), Tenant shall pay all such charges directly to the utility provider prior to delinquency.  To the extent that the Premises are not separately metered for electricity, a metering device for electricity shall be installed by Tenant’s General Contractor as a part of Tenant’s Work, at Tenant’s expense (but subject to deduction from the Allowance, as such term is defined in Exhibit D attached hereto).  Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provisions of utilities and services, if Landlord acts in accordance with any legally-mandated directive, policy or request of a governmental or quasi-governmental authority servicing the public interest in the fields of energy, conservation or security.

Tenant shall pay to Landlord within thirty (30) days after invoicing by Landlord and as additional rent, the actual and reasonable costs incurred by Landlord for providing any services requested by Tenant in addition to the Landlord Services, to the extent Landlord agrees to provide such additional services.

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Water, gas, electrical, and sewer services included in the foregoing Building services will be provided through available public utilities.  Except as otherwise expressly provided hereinafter, the failure by Landlord to any extent to furnish these services, any cessation, malfunction, fluctuation, variation, or interruption thereof, or any breakdown or malfunction of equipment in the Complex resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect for damages, direct or consequential, to either persons or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.

Notwithstanding the foregoing, in the event any portion of the Premises is rendered Untenantable (as defined below) as the result of Landlord’s failure to deliver any Landlord Services (such failure, a “Service Interruption”) for any reason (except as otherwise provided hereinafter) after written notice thereof by Tenant to Landlord, Tenant shall be entitled to a fair abatement of rent hereunder during the Service Interruption Abatement Period (as defined below).  Such abatement shall be a partial abatement of rent in the proportion that the rentable area of the portion of the Premises that is Untenantable bears to the total rentable square footage of the Premises; provided, however, that Tenant shall be entitled to a full abatement of rent during any Service Interruption Abatement Period where the Service Interruption renders 50% or more of the Premises Untenantable.  In addition to the foregoing, if the Premises, or a substantial portion thereof, is made Untenantable for a period in excess of one hundred eighty (180) consecutive days (or for more than 180 days in the aggregate in any three-year period) as a result of a Service Interruption, then Tenant (in addition to the abatement provided above, which together shall be Tenant’s sole and exclusive remedies), shall have the right to elect to terminate this Lease at any time during the applicable Service Interruption Abatement Period by delivering written notice to Landlord of its election, in which case this Lease shall terminate within ten (10) days after Landlord’s receipt of such notice.  As used herein, (i) the term “Untenantable” shall mean that the Service Interruption renders any portion of the Premises unfit for reasonable occupancy such that Tenant is not reasonably able to conduct its usual business activities therefrom, and (ii) the term “Service Interruption Abatement Period” shall mean the period commencing (a) on the second business day following written notice of a Service Interruption by Tenant to Landlord if such Service Interruption is in Landlord’s reasonable control to rectify, or was caused by the act or omission of Landlord or its employees, agents or representatives, (b) on the fifth business day following written notice of a Service Interruption by Tenant to Landlord if such Service Interruption is not in Landlord’s reasonable control to rectify and was not caused by the act or omission of Landlord or its employees, agents or representatives, or (c) on the business day following written notice of a Service Interruption by Tenant to Landlord if such Service Interruption occurs within twelve (12) months of a Service Interruption relating to the failure of same service, and ending on the date the Premises or portion thereof is no longer rendered Untenantable by a Service Interruption.  For the avoidance of doubt, the parties acknowledge and agree that the foregoing provisions of this paragraph shall not be applicable to any interruption in Landlord Services that is caused by or arises out of the negligence or willful misconduct of Tenant or its principals, officers, directors, employees or agents.

10. Keys and Locks.  Tenant shall be responsible, as a part of Tenant’s Work, for causing Tenant’s General Contractor to install the Building’s interior keylock system.  Tenant shall be entitled to control all locks or other access devices for exterior entry into the Premises, and any keys or access cards or other devices associated therewith, provided that Tenant shall provide to Landlord copies of keys, cards or other access devices so as to facilitate Landlord’s access rights under this Lease (including without limitation Paragraph 21 below), and Tenant shall not change any access devices or install any additional locks (or otherwise materially modify such internal keylock system), without immediately providing Landlord means of reasonable access.  Upon termination of this Lease, Tenant shall surrender to Landlord all keys, cards and other access devices to the Premises (interior and exterior), and shall give to Landlord the combinations to all locks for safes, safe cabinets, and vault doors, if any, in the Premises.

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11. Signage.  Subject to the following provisions of this Paragraph 11, (a) Tenant shall have the right to brand the interior of the Premises, as well as to install signage for the exterior of the Building, and (b) Tenant shall have the right to install its historical “Rock of Truth” monument (that currently resides on the front of the Dallas Morning News building) on the exterior or interior of the Premises, at Tenant’s election.  All such branding and signage (i) shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed; (ii) shall be further subject to code compliance and any required approvals from the United States Department of the Interior, the National Park Service and the Texas Historical Commission, and compliance with all other applicable laws (including without limitation all applicable codes and approval requirements of the City of Dallas); and (iii) must not adversely affect the Historic Tax Credits or the State Tax Credits that are due to the Complex.  Landlord, through its architects, has delivered to Tenant documentation reflecting certain specific requirements of the United States Department of the Interior, the National Park Service and the Texas Historical Commission relating to signage and/or interior finish. Notwithstanding anything to the contrary contained herein, Landlord will reasonably cooperate with Tenant in Tenant’s efforts to secure any of the approvals required pursuant to this Section 11, as well as any necessary approvals from the City of Dallas as may be required for Tenant to install monument signage in the City-owned sidewalk areas adjacent to the Premises, but Landlord shall not be required to incur any expense in connection therewith. For the avoidance of doubt, Tenant acknowledges and agrees that, notwithstanding any consents or approvals that Landlord may grant with respect to any of the foregoing items, Tenant shall not be permitted to proceed with the construction or installation of any proposed modification to, signage or branding of the Building or the Premises until all required approvals have been obtained from the United States Department of the Interior, the National Park Service and the Texas Historical Commission, as applicable.  All costs for such branding and interior or exterior signage shall be the sole responsibility of Tenant, but may be deducted from the Allowance.  Upon the expiration of the Lease Term or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all such signage and repair any damage to the Premises resulting from such removal.

12. Maintenance and Repairs by Landlord.  Landlord shall maintain exterior walls and windows, roof and load bearing elements and other structural elements of the Building, the Building’s mechanical, electrical, plumbing and heating, ventilation and air conditioning systems, and the common areas in first-class condition and repair consistent with first-class office buildings in the Dallas Central Business District.  Unless otherwise stipulated in this Lease, Landlord shall not be required to make any improvements or repairs of any kind or character on the Premises during the Lease Term.

13. Repairs by Tenant.  With the sole exception of the repair and maintenance obligations that are expressly the responsibility of Landlord pursuant to this Lease, Tenant shall be responsible for all repairs, maintenance and replacements of and to the Premises.  In addition, subject to Paragraph 34, Tenant shall repair or replace, at Tenant’s cost and expense, any damage done to the Complex, or any part thereof, caused by the negligence or willful misconduct of Tenant or Tenant’s agents, employees, invitees, or visitors, and shall restore the Complex to the same or as good a condition as it was prior to such damage.  All repairs and replacements shall be effected in compliance with all local, state and federal building and fire codes and other applicable laws and regulations, including without limitation the Americans with Disabilities Act (Public Law 101‑336 (July 26, 1990)) and the Texas Architectural Barriers Act (Article 9102, Tex. Rev. Civ. St. (1991)) (the foregoing, collectively, the “Disabilities Acts”).  If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and Tenant shall pay the reasonable out-of-pocket cost thereof to Landlord within thirty (30) days after Landlord’s written demand.  Any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other system of the Building shall be performed only by contractor(s) designated by Landlord and only upon the prior written approval

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of Landlord as to the work to be performed and materials to be furnished in connection therewith.  Any other repairs in or to the Building, the Complex, and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s reasonable expense; in no event shall Landlord require Tenant to furnish to Landlord any bond or other security in connection with such work by Tenant.

14. Care of Premises.  Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, shall deliver possession of the Premises to Landlord in as good a condition as at the Commencement Date, ordinary wear and tear and damage by casualty excepted.  Upon any termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises.

15. Peaceful Enjoyment.  Tenant shall be entitled to quiet enjoyment of the Premises, and shall peacefully have, hold and enjoy the Premises without hindrance from Landlord or any person lawfully claiming by, through or under Landlord, provided that Tenant timely pays the rent and other sums herein required to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained.  This covenant and any and all other covenants and agreements of Landlord contained in the Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord’s interest hereunder (but only to extent all such covenants or agreements have been assumed in writing by Landlord’s successors).

16. Notice to Vacate; Holding Over.  If after expiration of the Lease Term or earlier termination of this Lease, Tenant holds over without the prior written consent of Landlord, such continued occupancy by Tenant shall be deemed a tenancy-at-sufferance, and Tenant shall, throughout the entire holdover period, pay Base Rental in an amount equal to one hundred fifty percent (150%) of the Base Rental payable during the last month of the Lease Term, plus all other amounts that would otherwise have been payable hereunder as rent had the Lease Term continued through the period of such holding over by Tenant; provided, however, that (i) the continued occupancy by Tenant during the first three (3) months of any such holdover shall be deemed a month-to-month tenancy in an amount equal to one hundred twenty-five percent (125%) of the Base Rental payable during the last month of the Lease Term, and (ii) Landlord’s acceptance of any holdover rent payment after such initial three (3) month period shall not constitute nor imply any consent by Landlord to any such holding over by Tenant beyond such period.  Notwithstanding the reference herein to a month-to-month tenancy, Landlord shall not in any event be required to provide Tenant with any form of termination notice or notice to vacate; no holding over by Tenant after the expiration of the Lease Term, for such initial three-month period or otherwise, shall be construed to extend the Lease Term; and in the event of any unauthorized holding over beyond such initial three (3) month period, and provided that Landlord has leased all or part of the Premises and provides Tenant with written notice thereof giving Tenant at least three months to vacate prior to incurring any liability, Tenant shall indemnify, defend and hold Landlord harmless from and against all damages resulting from any such holdover (Landlord waiving, however, any right to recover consequential damages which may accrue during the first three (3) months of any such holdover period).

17. Alterations, Additions, and Improvements.

(a) Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises or Building (such as changes or alterations that would affect the interior or exterior of the Building, window treatments, paint, surface texture, awnings or light fixtures) without first obtaining the written consent of Landlord in each such instance, which consent shall not be unreasonably withheld, conditioned or delayed (except as otherwise expressly provided hereinafter). Landlord’s consent right hereunder shall include, without limitation, the right to approve Tenant’s proposed plans and specifications relating to such proposed alterations or

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physical additions, which approval shall not be unreasonably withheld, conditioned or delayed.  Withholding of Landlord’s consent will be deemed reasonable if Landlord reasonably believes any such alterations or changes to the Premises or Building could cause the Building to not be in compliance with the standards required for the Building to maintain its Part 3 Certification from the United States Department of the Interior, National Park Service.  Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability, claim, or damage resulting from any work done by Tenant in or to the Premises.  Any and all alterations, physical additions, or improvements, when made to the Premises by Tenant, shall be done in a good and workmanlike manner, lien-free and in accordance with all applicable laws, codes, regulations, and requirements and shall at once become the property of Landlord.  Notwithstanding any other provision in this Lease, Landlord’s consent shall not be required for any alteration or improvement that (i) will not adversely affect the structural elements of the Building or the Building’s major systems, and (ii) will not cause the Building to not be in compliance with the standards required for the Building to maintain its Part 3 Certification from the United States Department of the Interior, National Park Service.

(b) Subject to Landlord’s right to approve Tenant’s proposed plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install a custom staircase within the Premises, at Tenant’s sole cost and expense, provided such custom staircase complies with all applicable laws, codes and regulations, and with Landlord’s structural requirements for the affected floors.  If Tenant installs such staircase, Tenant shall be responsible for removing the same when Tenant vacates the Premises at the end of the Lease Term and for restoring the area to its prior condition.

(c) Subject to Landlord’s right to approve Tenant’s proposed plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right (i) to use the existing structurally-prepared rooftop patio (1,918 square feet); provided, that if Tenant elects to use such space, Tenant shall, at its sole cost and expense, install a decking finish which complies with all applicable laws, codes and regulations (with the costs associated therewith to be deducted from the Allowance); and (ii) to finish out all or any portion of the remainder of the roof area, at Tenant’s sole cost and in compliance with all applicable laws, codes and regulations; provided, that such remainder of the roof area is not, as of the Effective Date, structurally prepared, such that Tenant, if it elects to finish out all or any part of such area, must also cause the same to be structurally prepared, at Tenant’s sole cost and in compliance with all applicable laws, codes and regulations.  Any such roof-top area improved by Tenant in accordance herewith, and Tenant’s use thereof, shall be subject to all of the terms and conditions set forth in this Lease (including without limitation Tenant’s maintenance obligations under Paragraph 13), other than those pertaining to the payment of rent.  With respect to any such construction by Tenant, (A) Tenant shall consult with a structural engineer of Landlord’s choice and/or Landlord’s roofing contractor to insure that neither the integrity of the roof of the Premises, nor Landlord’s roof warranty, shall be negatively affected by the placement and installation of any of the foregoing roof-top improvements; (B) any and all roof penetrations must be performed by Landlord’s roofing contractor; and (C) any structural and/or roof damage caused by the installation, use, operation or maintenance of any of the foregoing roof-top improvements shall be promptly repaired at Tenant’s sole cost and expense.  For the avoidance of doubt, the parties acknowledge and agree that the rooftop areas, including the patio, shall be considered and treated as rentable square feet within the Premises but shall not be included in the calculation of rent or the Allowance.

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(d) Notwithstanding any consents or approvals that Landlord may grant pursuant to this Lease (including without limitation pursuant to the foregoing provisions of this Paragraph 17), Tenant acknowledges and agrees that it shall not be permitted to proceed with the construction or installation of any proposed modification to the Building or the Premises (including without limitation Tenant’s Work) until all required approvals have been obtained from the United States Department of the Interior, the National Park Service and the Texas Historical Commission, as applicable.  Notwithstanding anything to the contrary contained herein, (i) Landlord will reasonably cooperate with Tenant in Tenant’s efforts to secure any such necessary approvals, but Landlord shall not be required to incur any expense in connection therewith, and (ii) Tenant shall be entitled to rely on any required approvals obtained from the United States Department of the Interior, the National Park Service and the Texas Historical Commission in connection with any construction in or about, or modification to, the Building or the Premises (including without limitation Tenant’s Work), and provided that the work done by Tenant is performed in accordance with such required approvals, Tenant shall have no liability for any costs or damages (including the costs of any required renovation) should it later be determined that any such approval was given erroneously or that historic approvals were required from other agencies or entities for the applicable work previously approved by the United States Department of the Interior, the National Park Service and the Texas Historical Commission, as applicable.

18. Legal Use and Violations of Insurance.  Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose that is unlawful, disreputable or extra-hazardous in any manner, or permit anything to be done that could in any way increase the rate or result in the denial or reduction of fire, liability or any other insurance coverage on the Complex and/or its contents.  If, by reason of Tenant’s acts or conduct of business inconsistent with the preceding sentence, there shall be an increase in the rate of insurance on the Building or the Building’s contents, then Tenant shall pay such increase to Landlord immediately upon demand as additional rent.

19. Laws and Regulations.

(a) Tenant shall comply at its sole cost and expense with all laws, ordinances, statutes, rules and regulations of any state, federal, municipal, or other government or governmental agency or quasi-governmental agency having jurisdiction of the Premises that relate to the use, condition or occupancy of the Premises and the conduct of Tenant’s business thereon, including, without limitation, compliance with the Disabilities Acts, as amended and any regulations promulgated thereunder.  If at any time during the Lease Term Tenant and Landlord agree to amend this Lease to reduce the size of the Premises such that Tenant is no longer leasing all space in the Building, and thereafter Landlord leases such relinquished space to a third-party tenant, then Tenant will comply with the rules and regulations of the Complex as set forth in Exhibit C attached hereto at all times the Building has multiple tenants, as such rules and regulations may be reasonably amended by Landlord from time to time for the safety, care, and cleanliness of the Premises and Complex and for the preservation of good order therein, provided that all such changes are sent by Landlord to Tenant in writing and no such changes diminish Tenant’s rights under this Lease in any material respect or increase Tenant’s obligations under this Lease in any material respect.  Notwithstanding anything to the contrary set forth herein, in the event of any conflict between any such rules and the provisions of this Lease, the terms of this Lease shall govern and control.

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(b) Subject to the provisions of Paragraph 19(c) below, Tenant acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Premises to accommodate disabled employees and customers of Tenant, including requirements under the Disabilities Acts.  Any alterations made to the Premises in order to comply with either statute must be made solely at Tenant’s expense and in compliance with all terms and requirements of the Lease.  If, following the Commencement Date, a complaint is received by Landlord from either a private or government complainant regarding disability access to the common areas of the Complex, Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord reasonably deems to be prudent under the circumstances.  In the event Landlord is required to take action to effectuate compliance with such statutes, Landlord shall have a reasonable period of time to make the improvements and alterations necessary to effectuate such compliance, which period of time shall be extended by any time reasonably necessary to cause any necessary improvements and alterations to be made.

(c) For the avoidance of doubt, Landlord acknowledges and agrees that Tenant’s obligations under this Lease to comply with the Disabilities Acts shall be subject to Landlord’s obligations under Exhibit D and Schedule 1 attached hereto.

20. Nuisance. Tenant shall conduct its business and control its agents, employees, invitees, and visitors in such manner as not to create any nuisance.

21. Entry by Landlord.  Tenant shall permit Landlord and its agents and representatives to enter any part of the Premises at all reasonable hours (and in emergencies at all times), upon 24 hour prior notice to Tenant (except in case of emergencies when Landlord may enter the Premises at any time and give whatever notice may be feasible under the circumstances, including prompt notice after the fact) (a) to inspect the same; (b) to show the Premises to prospective purchasers, mortgagees, or insurers; (c) within the last six (6) months of the Lease Term, to show the Premises to prospective tenants; and (d) to clean or make repairs, as required under the terms of this Lease.  Tenant shall not be entitled to any abatement or reduction of rent by reason of such entry.    In connection with any such access by Landlord to the Premises, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business operations therein.  Landlord shall have the right to use any and all commercially reasonable means which Landlord may deem proper to enter the Premises in an emergency.  Tenant shall be entitled to have a representative of Tenant present during any such access by Landlord hereunder.

22. Assignment and Subletting.

(a) Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), (i) assign this Lease or any estate or interest therein, or (ii) sublease the Premises or any part thereof, or (iii) grant any license, concession, or other right of occupancy of any portion of the Premises.  Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and subletting.  Subject to the provisions of Paragraph 22(e) below, all such money or other considerations not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.  Notwithstanding any assignment or subletting consented to by Landlord, Tenant and Guarantor (as such term is defined in Paragraph 27(a)(iii) below) shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease.  If any Event of Default (as such term is defined in Paragraph 27 below) should occur while the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from

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such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease, and apply such rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby directs any such assignee or subtenant to make such payments of rent directly to Landlord upon receipt of notice from Landlord.  No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or Guarantor from the further performance of its obligations hereunder.  Receipt by Landlord of rent from any assignee, subtenant or occupant of the Premises shall not be deemed a waiver of the covenant contained in this Lease against assignment and subletting or a release of Tenant from any obligation under this Lease.  The receipt by Landlord to any such assignee or subtenant obligated to make payments of rent shall be a full and complete release, discharge, and acquittance to such assignee or subtenant to the extent of any such amount of rent so paid to Landlord.  Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft, or other instrument payable to Tenant evidencing payment of rent, or any part thereof, and to apply the proceeds therefrom in accordance with the terms hereof.  Tenant shall not mortgage, pledge, or otherwise encumber its interest in this Lease or in the Premises.  Any attempted assignment or sublease or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void.  In no event will a merger or consolidation of Tenant with or into any other corporation or other entity, a sale or other transfer of any of Tenant’s capital stock or other analogous ownership interest, or a sale or other transfer of any of Tenant’s assets be deemed to constitute an assignment of this Lease.

(b) Notwithstanding anything to the contrary contained herein, and without prejudice to Landlord’s right to require a written assumption from each assignee, any person or entity to whom this Lease is assigned including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (the “Bankruptcy Code”) shall automatically be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises,  to have assumed all obligations of Tenant arising under this Lease effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Demised Premises.  In the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall remain the exclusive property of Landlord and not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code.  In the event of any default described in subsection (a)(iv) of Paragraph 27 below, in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, in connection with any assignment and assumption of this Lease Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (i) all defaults under subsection (a) of Paragraph 27 of this Lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Paragraph 27 of this Lease other than under subsection (a)(iv) of Paragraph 27 must be cured within fifteen (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys’ fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months Base Rental (using the Base Rental in effect for the first full month immediately following the assumption) and an advance prepayment of Base Rental in the amount of three (3) months Base Rental (using the Base Rental in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with subsection (b) of this Paragraph 22 and deemed to be rent under this Lease for the purposes of the Bankruptcy

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Code as amended and from time to time in effect.  In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this Lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under this Lease.

(c) If Tenant requests Landlord’s consent to an assignment of the Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord in writing, at least fifteen (15) days in advance of the date on which Tenant desires to make such an assignment or sublease, notice of the name of the proposed assignee or subtenant and the proposed commencement date of such assignment or subletting, together with copies of all agreements entered into or contemplated to be entered into regarding such subletting or assignment, and such information as Landlord may reasonably request regarding the nature and character of the business of the proposed assignee or subtenant.  Landlord shall have the option (to be exercised within fifteen (15) days after Landlord’s receipt of Tenant’s submission of written request and all information requested by Landlord in connection therewith), (i) to permit Tenant to assign or sublet such space to the proposed assignee or subtenant (in which event Tenant shall deliver to Landlord fully-executed legible, correct and complete copies of all agreements relating to such assignment or subletting); or (ii) to refuse to consent to Tenant’s assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises.  If Landlord should fail to notify Tenant in writing of such election within such fifteen (15) day period, Landlord shall be deemed to have elected option (ii) above.  Notwithstanding Landlord’s consent to any assignment or subletting, the terms of this Paragraph 22 shall apply to any further or subsequent assignment or subletting.

(d) Notwithstanding the foregoing provisions of this Paragraph 22, Tenant may assign or sublet all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord: (i) an Affiliate (hereinafter defined) of Tenant; (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth (hereinafter defined) of the surviving or created entity is not less than the Tangible Net Worth of Tenant immediately prior to the date of the Permitted Transfer; or (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant immediately prior to the date of the Permitted Transfer.  Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of

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Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the use permitted under Paragraph 4, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting Landlord, the Premises or the Complex.  No later than thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Permitted Transfers, documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent transfers.  “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  Any subsequent transfer by a Permitted Transferee shall be subject to the terms of this Paragraph 22.

(e) With respect to any assignment or subletting other than a Permitted Transfer, Tenant shall pay Landlord fifty percent (50%) of Tenant’s Profit (hereinafter defined) from such transfer.  The term “Tenant’s Profit” means the amount by which the aggregate consideration received by Tenant for such assignment or subletting exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), after deducting therefrom Tenant’s reasonable costs of assigning or subletting the Premises, including the following costs, without duplication: the reasonable cost of any leasehold improvements paid for by Tenant, reasonable leasing commissions, and reasonable outside attorneys’ fees; provided, that such costs shall not include administrative costs of Tenant or any charge for time spent by Tenant’s employees related to such transfer. After first deducting therefrom Tenant’s reasonable costs of such transfer, Tenant shall pay Landlord its share of Tenant’s Profit over the term of the assignment or sublease, as received by Tenant from the assignee or subtenant.

23. Transfers by Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex and other property referred to herein, and in such event and upon any such transfer in which the transferee assumes in writing all obligations of Landlord under this Lease (any such transferee to have the benefit of, and be subject to, the rights and obligations of Landlord hereunder), Landlord shall be released from any further obligations hereunder accruing from and after the date of such transfer, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

24. Subordination to Mortgage; Non-Disturbance.

(a) Subject to the provisions of Paragraphs 24(b) and 24(c) below, this Lease is subject and subordinate to any mortgage or deed of trust that may now or hereafter encumber the Complex, and to all renewals, modifications, consolidations, replacements, and extensions thereof.  This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee or beneficiary of all or any portion of the Complex (together with any ground lessor under a ground lease of all or any portion of the Complex, a “Landlord’s

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Mortgagee”); provided that any such Landlord’s Mortgagee may elect to make this Lease superior to such mortgage or deed of trust, and Tenant shall, within ten (10) business days after the written request of Landlord or Landlord’s Mortgagee, execute any instrument evidencing such election that Landlord, Owner or Landlord’s Mortgagee may reasonably request.  Similarly, in confirmation of any such subordination, Tenant shall, within ten (10) business days after the written request of Landlord or Landlord’s Mortgagee, execute any certificate or instrument evidencing such subordination that Landlord, Owner or Landlord’s Mortgagee may reasonably request.  In the event of the enforcement by Landlord’s Mortgagee under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will attorn to and automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease. Within ten (10) business days after written request by any Landlord’s Mortgagee, Tenant shall execute and deliver any instrument or instruments confirming the attornment provided for herein that Landlord, Owner or Landlord’s Mortgagee may reasonably request.

(b) Notwithstanding the foregoing provisions of Paragraph 24(a),  it shall be a condition to Tenant’s agreement to the provisions of Paragraph 24(a) that, so long as no Event of Default by Tenant is then in existence, (i) Tenant’s right of possession of the Premises and Tenant’s rights arising out of this Lease shall not be affected or disturbed by any Landlord’s Mortgagee in the exercise of any of its rights under its mortgage, deed of trust or ground lease; and (ii) in the event that any Landlord’s Mortgagee or other person acquires title to and/or the right to possession of the Premises pursuant to the exercise of any remedy provided for in a mortgage, deed of trust or ground lease, or under the laws of the State of Texas, this Lease shall not be terminated or affected by such acquisition of title and/or right to possession, regardless whether it is by foreclosure, by sale resulting from any such proceeding, by termination of a ground lease, or otherwise, and Landlord hereby covenants that any such sale of and/or right to possession of the Premises pursuant to the exercise of any such rights and remedies shall be made subject to this Lease and the rights of Tenant hereunder; provided, however, that Tenant shall attorn to such Landlord’s Mortgagee or other person as its new Landlord in accordance with Paragraph 24(a) above, and this Lease shall continue in full force and effect as a direct Lease between Tenant and such Landlord’s Mortgagee or other person upon all the terms, covenants, conditions and agreements set forth in this Lease.

(c) Concurrently with the execution of this Lease by the parties, Landlord shall deliver to Tenant an agreement (“Non-Disturbance Agreement”) with respect to each mortgage or lien affecting the Premises or the Building as of the Effective Date, pursuant to the form attached hereto as Exhibit L, signed by Landlord’s Mortgagee.  Tenant shall not be responsible for the payment of any charges imposed by Landlord’s Mortgagee in connection therewith. As a condition precedent to Tenant’s subordination of its interest in this Lease to any mortgage or lien to be created subsequent to the Effective Date, Landlord shall deliver to Tenant a non-disturbance agreement, in form and substance substantially similar to the Non-Disturbance Agreement, executed by Landlord and the holder of each such future mortgage or lien.

(d) If Landlord’s Mortgagee or any other person shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee or such other person shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except advance rental payments expressly provided for in this Lease; (ii) any modification of this Lease made without the written consent of such Landlord’s Mortgagee or such successor in interest that would reduce Base Rental owed by “Tenant” under this Lease, or materially reduce any other monetary

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obligation of “Tenant” under this Lease; (iii) liable for any act or omission of Landlord; or (iv) subject to any offset or defense arising prior to the date such successor in interest acquired title to the Building; notwithstanding the foregoing, however, Tenant shall have the right to assert any offset or self-help rights expressly set forth in this Lease provided (A) such offset or self-help rights are expressly granted to Tenant in this Lease, and (B) Tenant, prior to asserting any such offset or self-help right, provides written notice to Landlord’s Mortgagee of its intent to assert such offset or self-help right, and, if such offset or self-help right is based on a default by Landlord, Tenant has provided Landlord’s Mortgagee a reasonable opportunity to cure such default; and (iv) any termination of this Lease made without the prior written consent of Landlord’s Mortgagee, except for those terminations permitted to be made by Tenant pursuant to the express terms of this Lease and except for those terminations permitted to be made by Landlord without the consent of Landlord’s Mortgagee pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.  Notwithstanding the foregoing, in the event of any conflict between the foregoing provisions of this Paragraph 24(d) and the corresponding provisions of the Non-Disturbance Agreement delivered concurrently with the execution of this Lease, the corresponding provisions of the Non-Disturbance Agreement shall govern and control.

25. Mechanic’s Liens.  Tenant shall not permit any mechanic’s lien or liens to be placed upon the Premises or the Complex during the Lease Term caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant, and nothing contained in this Lease shall be deemed as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair to the Premises, or any part thereof, nor as giving Tenant any authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Premises.  If a lien is filed upon the interest of Landlord or Tenant in the Premises or the Complex caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant, Tenant shall cause the same to be discharged of record within ten (10) days after Tenant’s receipt of written notice of the filing of same. If Tenant shall fail to discharge such mechanic’s lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit in court or bonding.  Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused by Landlord, with interest thereon at the rate hereinafter provided from the date of payment, shall be paid by Tenant to Landlord immediately on demand as rent.

26. Estoppel Certificate.  Each party (the “Responding Party”) shall, at any time and from time to time, within ten (10) days from any written request by the other party (the “Requesting Party”), execute, acknowledge, and deliver to the Requesting Party an estoppel certificate in writing executed by the Responding Party, certifying to the Requesting Party (and/or to any person or entity designated by the Requesting Party) as to such matters relating to this Lease as the Requesting Party may reasonably request.  If Landlord is the Requesting Party, it shall be reasonable for Landlord to request that Tenant certify, if true, that (a) Tenant is in possession of the Premises under the terms of this Lease, (b) this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), (c) the dates to which the rent has been paid, and (d) to the knowledge of Tenant no default exists hereunder (or specifying each such default of which Tenant

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may have knowledge).  If Tenant is the Requesting Party, it shall be reasonable for Tenant to request that Landlord certify, if true, that (a) Landlord is the current holder of the lessor’s interest under this Lease and the lessee’s interest under the Master Lease, (b) the Master Lease remains in full force and effect, (c) this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), and Tenant’s interest in this Lease or the Premises has not been assigned or subleased (or, if there has been an assignment or sublease, setting forth same), (d) the dates to which the rent has been paid, and (e) to the knowledge of Landlord no default exists hereunder (or specifying each such default of which Landlord may have knowledge).  Any such estoppel certificate delivered by Tenant may be relied upon by any prospective purchaser or mortgagee of the Complex.  Any such estoppel certificate delivered by Landlord may be relied upon by any prospective assignee or sublessee of Tenant’s interest in this Lease or the Premises.

27. Events of Default.
(a) The following events shall be “Events of Default” by Tenant under this Lease:

(i) Tenant shall fail to pay any scheduled monthly installment of Base Rental or estimated Excess Basic Costs when due and such failure shall continue for ten (10) business days after delivery of written notice from Landlord to Tenant specifying Tenant’s failure to pay such amount; provided, however, that for each calendar year during which Landlord has already given Tenant three (3) written notices of the failure to pay any such amount, no further notice shall be required (i.e., the Event of Default will automatically occur on the tenth business day after the day upon which such amount was due).

(ii) Tenant shall fail to pay any rent or other sum of money payable hereunder when due, other than failure to pay any scheduled monthly installment of Base Rental or estimated Excess Basic Costs, and such failure shall continue for ten (10) business days after delivery of written notice from Landlord to Tenant specifying Tenant’s failure to pay such amount.

(iii) Tenant shall fail or refuse to comply with any term, provision, or covenant of this Lease, other than the payment of rent, or any term, provision, or covenant of any other agreement between Landlord and Tenant, and shall not cure such failure or refusal within thirty 30 days after written notice thereof from Landlord to Tenant; provided, that if such failure cannot be reasonably cured within such 30-day period, no Event of Default shall occur hereunder if Tenant commences curative action within such 30-day period and thereafter diligently and continuously pursues the curative action to completion.

(iv) Tenant or any guarantor of Tenant’s obligations hereunder (hereinafter called “Guarantor”) shall admit in writing its inability to pay its debts as the same mature, make a transfer in fraud of creditors, make a general assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due.

(v) Tenant or any Guarantor shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended from time to time, or under any similar law or statute or the United States or any State thereof, or an order for relief shall be entered against Tenant or any Guarantor in any bankruptcy or insolvency proceedings, or a petition or answer proposing the entry of an order for relief against Tenant or any

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Guarantor in a bankruptcy or its reorganization proceedings under any present or future federal or state bankruptcy or similar law shall be filed in any court and not discharged or denied within thirty (30) days after its filing.

(vi) A receiver, trustee or custodian shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or any of Tenant’s property located therein in any proceeding brought by Tenant or any Guarantor, or any such receiver, trustee or custodian shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within thirty (30) days after such appointment, or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

(b) If an Event of Default occurs, Landlord shall have the right to pursue any one or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity:

(i) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant’s right of possession and forthwith repossess the Premises by forcible entry and detainer suit or otherwise in accordance with applicable law without liability for trespass or conversion and be entitled to recover as damages a sum of money equal to the total of (A) the cost of recovering the Premises, (B) the unpaid rent due and payable at the time of termination, plus interest thereon at the rate hereinafter specified from the due date, (C) the balance of the rent for the remainder of the Lease Term, reduce to present value using a discount rate equal to one percent (1%) over the prime rate then published by JP Morgan Chase Bank or its successor, less the fair market value of the Premises for such period, similarly discounted, and (D) any other sum of money and damages owed by Tenant to Landlord.

(ii) Landlord may terminate Tenant’s right of possession and may repossess the premises by forcible entry or detainer suit or otherwise in accordance with applicable law without liability for trespass or conversion, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall use good faith commercially reasonable efforts to relet the same for the account of Tenant for such rent and upon such terms as shall be reasonably satisfactory to Landlord.  If Landlord exercises the remedies provided in this subparagraph, Tenant shall pay to Landlord, and Landlord shall be entitled to recover from Tenant, an amount equal to the total of the following: (A) unpaid rent, plus interest at the rate hereinafter provided, owing under this Lease the for all periods of time that the Premises are not relet; plus (B) the cost of recovering possession, and all of the costs and expenses of repairs as may be required to put the Premises in the condition required in this Lease upon surrender; plus (C) any deficiency in the rentals and other sums actually received by Landlord from any such reletting from the rent and additional rent required to be paid under this Lease with respect to the periods the Premises are so relet, and Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time.  Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this subparagraph from time to time; and that no delivery or recovery of any portion due Landlord hereunder shall be a defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by

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Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

(iii) Offset against any rents, damages, or other sums of money owed by Tenant any security deposit and/or any advance rent applicable to any time period after the occurrence of the default and any sums which would then or thereafter otherwise be due from Landlord to Tenant.

Notwithstanding anything to the contrary set forth above or provided by law, (i) Landlord shall have no right to exercise any contractual or statutory lock-out (but may seek to recover possession of the Premises through any applicable judicial process), and (ii) following any surrender or abandonment of the Premises by Tenant during the Lease Term, or any termination by Landlord of this Lease or Tenant’s right to possess the Premises, Landlord shall use commercially reasonable efforts to mitigate its damages by reletting the Premises.

28. No Lien for Rent.  Landlord hereby waives any statutory or contractual liens or security interests against any of Tenant’s personal property, and Landlord agrees to execute any reasonable documentation required by any lender of Tenant evidencing such waiver; provided, Tenant shall be responsible for the payment of any reasonable charges imposed by such lender in connection therewith.

29. Attorneys’ Fees.  If either party defaults (beyond any applicable grace or notice and cure period set forth in this Lease) in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and a lawsuit is filed in connection with such uncured default, the prevailing party in any such action shall be entitled to recover from the non-prevailing party the prevailing party’s reasonable costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.  In addition, if Tenant requests any consent or other action on the part of Landlord, in connection with which Landlord reasonably deems it necessary for any documents to be prepared or reviewed by its counsel, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord in such connection.

30. No Implied Waiver.  The failure of either party to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.  The waiver of or redress for any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach.  No waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by such party.  No payment by either party of a lesser amount than the amount due under this Lease shall be deemed to be other than on account of the earliest payment due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to its right to recover the balance of such rent or pursue any other remedy in this Lease provided.

31. Property Insurance.  Landlord shall maintain full replacement cost commercial property insurance covering all portions of the Complex (including the Building and associated fixtures and equipment) not required to be insured by Tenant below.  Such insurance shall be written on an ISO Special Form or All Risk equivalent form, and shall be maintained with an insurance company authorized

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to do business in the State in which the Building is located, in amounts and with deductibles desired by Landlord at the expense of Landlord (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord.  Tenant shall maintain at its expense full replacement cost commercial property insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Tenant in and to the Premises, such insurance, at minimum, covering the perils insured under the ISO broad causes of loss form (CP 10 20).  Tenant shall also maintain business interruption insurance covering the Premises.  If the annual premiums to be paid by Landlord shall exceed the standard rates because Tenant’s operations, contents of the Premises, or improvements with respect to the Premises beyond Building standard result in extra-hazardous exposure, Tenant shall pay the excess amount of the premium within thirty (30) days after written request therefor by Landlord.

32. Liability Insurance.  Tenant shall, at its expense, maintain a policy or policies of commercial general liability and, if necessary, commercial umbrella insurance, with a limit of not less than $5,000,000 each occurrence and $10,000,000 general aggregate, of coverage for Bodily Injury and Property Damage.  At least fifteen (15) days prior to Tenant’s occupancy of the Leased Premises, Tenant shall deliver to Landlord a valid certificate of insurance issued to Landlord, effective as of the dates applicable under the terms of this Lease, which certificate of insurance shall include, without limitation:  (A) provisions requiring notice by the insurer to Landlord at least ten (10) days in advance of any cancellation for nonpayment of premium; (B) a Waiver of Subrogation in favor of Landlord and agents, employees, servants, officers, directors, contractors, and subcontractors of Landlord, with respect to the insurance coverage and claims of Tenant; and (C) naming Owner, Landlord and Landlord’s property manager as additional insureds. Landlord shall maintain commercial general liability insurance insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or the Complex, to afford protection to the limit of not less than $5,000,000 each occurrence and $10,000,000 general aggregate (which may be accomplished by including Landlord’s umbrella coverage).

33. Indemnity.  Landlord shall not be liable to Tenant, or to Tenant’s agents, contractors, servants, employees, customers, or invitees, and Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents (collectively, the “Landlord Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages arising from the use by Tenant or its agents, independent contractors, servants, employees, customers, or invitees of the Premises or the Complex or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises or the Complex (excluding any such matters to the extent caused by the act or negligence of any Landlord Indemnitee), and shall further indemnify, defend and hold harmless the Landlord Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or by Tenant or its agents, independent contractors, servants, employees, customers, or invitees and from all reasonable costs, attorneys’ fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease.  Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant’s expense by counsel satisfactory to Landlord in its reasonable discretion.  Tenant shall not be liable to Landlord, or to Landlord’s agents, contractors, servants, employees, customers, or invitees, and Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents (collectively, the “Tenant Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages arising from any breach or default in

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the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from any act, omission or negligence or willful or criminal misconduct of Landlord, or by Landlord or its agents, independent contractors, servants, employees, customers, or invitees and from all reasonable costs, attorneys’ fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease.  Upon notice from Tenant, Landlord shall defend any such claim, demand, cause of action or suit at Landlord’s expense by counsel satisfactory to Tenant in its reasonable discretion.  The provisions of this Paragraph 33 shall survive the expiration or sooner termination of this Lease.

34. Waiver of Subrogation Rights.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or the Complex of which the Premises are a part, by reason of fire, the elements, or any other cause which is insured against under the terms of standard fire and extended coverage insurance policies referred to in Paragraph 31 above (or which is otherwise required to be insured against pursuant to this Lease) or is otherwise insured against under an insurance policy maintained by the party suffering such loss or damage, regardless of cause or origin, including any negligence of the other party hereto and/or its agents, officers, or employees, and each party covenants that is no insurer shall hold any right of subrogation against such other party.  Each party hereto agrees to give immediately to any insurer that has issued to it policies of fire and extended coverage insurance written notice of the mutual waiver contained in this provision and to have such policies endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such mutual waiver.

35. Casualty Damage.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  If the Complex shall be so damaged by fire or other casualty that reconstruction of the Complex shall, in Landlord’s reasonable opinion, require more than two hundred seventy (270) days to substantially complete following the date of the casualty, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of the casualty.  In all events the Base Rental and all other rent hereunder shall be abated as of the date of such damage.  If Landlord does not elect to terminate the Lease pursuant to the foregoing, Landlord shall deliver to Tenant within sixty (60) days after the date of the casualty a written good faith estimate, as verified by an independent architect or general contractor selected by Landlord, of the amount of time reasonably required to repair and restore the Premises, the Complex and access thereto (“Completion Estimate”).  Tenant may terminate this Lease by giving Landlord written notice of termination within thirty (30) days after Tenant’s receipt of the Completion Estimate (such termination notice to include a termination date providing not more than ninety (90) days for Tenant to vacate the Premises), if: (a) the Completion Estimate estimates that Landlord’s repairs to the Premises, the Complex or access thereto cannot reasonably be completed within two hundred seventy (270) days after the casualty, or (b) more than twenty percent (20%) of the Building is affected by the damage and fewer than twelve (12) months remain in the Lease Term.  If neither Landlord nor Tenant elect to terminate this Lease pursuant to the foregoing (or otherwise are not entitled to terminate this Lease pursuant to the foregoing), Landlord shall promptly commence to repair and restore the Complex and shall proceed with due diligence to restore the Complex (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty (including without limitation restoration of all Landlord’s Work), except that Landlord shall not be required to rebuild, repair, or replace any of the improvements comprising Tenant’s Work or any part of Tenant’s furniture or furnishings or fixture and equipment removable by Tenant under the provisions of this Lease or any improvements installed by Tenant.  If Landlord fails to substantially complete Landlord’s repair and

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restoration obligations as set forth in the preceding sentence within 30 days of the completion date set forth in the Completion Estimate, Tenant may terminate this Lease by giving Landlord written notice of termination at any time thereafter, but prior to such substantial completion of such work (such termination notice to include a termination date providing not more than ninety (90) days for Tenant to vacate the Premises).  Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant’s sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures and equipment installed by Tenant (provided that Tenant may elect to commence its restoration work prior to the completion of Landlord’s work provided such Tenant work is conducted in a manner so as to not unreasonable interfere with Landlord’s contractors). Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy.  If the Premises or any other portion of the Complex be damaged by fire or other casualty resulting from the gross negligence or willful misconduct of Tenant or any of Tenant’s agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Complex caused thereby to the extent such cost and expense is not covered by insurance proceeds (unless the unavailability of insurance proceeds results from Landlord’s failure to maintain insurance coverages required under this Lease).  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Complex or to the Premises shall be for the sole benefit of the party carrying such insurance and shall be under its sole control.  Tenant shall use proceeds from insurance carried by Tenant to repair and restore Tenant’s property.

36. Condemnation.  If all or any part of the Complex shall be taken or condemned for public purpose to such extent as to render the Premises or any material part thereof untenantable, or, in Tenant’s reasonable judgment, otherwise unsuitable for the conduct of its business activities, this Lease shall, at the option of either party, cease and terminate as of the date of such taking or condemnation.  Either party may exercise such option to terminate by written notice to the other party within fifteen (15) days after such taking or condemnation.  All proceeds from any taking or condemnation of the Premises shall belong to and be paid to Landlord; notwithstanding the foregoing, however, Tenant shall have the right to recover from the condemning authority through a separate award any compensation as may be awarded to Tenant on account of (a) moving and relocation expenses, (b) depreciation to and removal of Tenant’s physical property, and (c) the unamortized costs of any improvements to the Premises paid for by Tenant.  Upon termination pursuant to this Paragraph 36, Tenant shall promptly vacate the Premises.

37. Damages from Certain Causes.  Unless resulting from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, Landlord shall not be liable to Tenant for any delay or for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of government body or authority, or for any damage or inconvenience which may arise through repair or alteration of, or failure to repair, any part of the Complex or Premises necessitated by such causes.  Tenant, to the fullest extent permitted under applicable law, hereby waives any claim or cause of action which may now exist or hereafter arise under any applicable deceptive trade practices law or consumer protection law or any successor statute, INCLUDING WITHOUT LIMITATION THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE “DTPA”), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.

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AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER.
38. Landlord’s Default; Notice and Cure; Self-Help; Offset.

(a) In the event of any breach of this Lease by Landlord, Tenant shall provide written notice thereof to Landlord and to Landlord’s Mortgagee under any mortgage or deed of trust affecting the Premises (so long as Tenant has been given a notice address for such Landlord’s Mortgagee), whereupon Landlord and such Landlord’s Mortgagee, or either of them, their agents or employees, shall have a period of thirty (30) days to cure such breach, and shall be entitled to enter upon the Premises and do therein whatever may be reasonably necessary to cure such breach; provided, that if such breach cannot reasonably be cured within such thirty-day period, Landlord shall not be in default hereunder if Landlord (and/or Landlord’s Mortgagee) commences curative action within such thirty-day period and thereafter diligently and continuously pursues the curative action to completion.  If neither Landlord nor Landlord’s Mortgagee cures such breach in a timely manner as provided in the preceding sentence, Tenant, in addition to any other right or remedy it may have at law or in equity, shall have the right, but not the obligation, to perform Landlord’s obligation(s) on behalf of and at the reasonable cost and expense of Landlord.  If Tenant elects to perform any obligation of Landlord pursuant to the preceding sentence, Tenant shall promptly render a bill to Landlord for the reasonable cost of such performance, and Landlord covenants and agrees to reimburse Tenant for all such amounts within thirty (30) days after Landlord’s receipt thereof; provided, that if Landlord fails to reimburse Tenant for such amounts within such thirty-day period, and such failure continues for an additional period of ten (10) days after Landlord’s receipt of Tenant’s second notice thereof, then Tenant shall have the right to offset the amount due but unpaid against up to fifty percent (50%) of future monthly Base Rental payments until the amount due is fully paid or offset, including Default Interest accrued thereon from the date when due.  Notwithstanding the foregoing, with respect to any failure by Landlord to timely perform its obligations relating to (i) the construction of Landlord’s Work and/or the Restroom/Demising Improvements, and/or (ii) the payment of the Allowance with respect to Tenant’s Work pursuant to the draw process specified in Exhibit D, the cure rights set forth in the first sentence of this Paragraph 38(a) shall be inapplicable, and Tenant shall have the right, but not the obligation, to cure such failure (for example, by causing the construction of Landlord’s Work or the Restroom/Demising Improvements to be completed) at any time.

(b) If Landlord fails to pay for any brokerage commissions and/or all or any part of the Allowance, and such failure continues for thirty (30) days after Landlord’s receipt of Tenant’s notice thereof, then Tenant shall have the right to offset the amount due but unpaid against up to fifty percent (50%) of future monthly Base Rental payments until the amount due is fully paid or offset, including Default Interest accrued thereon from the date when due.

39. Limitation of Liability.  The liability of Landlord, any, agent of Landlord, or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this Lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Complex, and Tenant agrees to look solely to Landlord’s interest in the Complex for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees.  In addition, the liability of either party to the other for any default under the terms of this Lease shall be limited to such party’s actual direct, but not consequential, damages therefor, except as otherwise expressly provided in Paragraph 16 above with respect to any holding over by Tenant after the initial three-month period

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referenced therein. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

40. Notice.  Any notice, communication, request, reply or advice (hereinafter collectively called “notice”) provided for in this Lease must be in writing, and shall, unless otherwise expressly provided in this Lease, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by consigning the same to a recognized overnight delivery service operating on a nationwide basis, addressed to the party to be notified.  Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, three (3) days after it is so deposited.  Notice given in any other manner shall be effective upon delivery.  The addresses for the delivery of any notices hereunder shall, until changed as herein provided, be those specified below.  A party hereto may change its address by at least fifteen (15) days written notice to the other party delivered in compliance with this paragraph; provided, however, that no such notice shall be effective until actually received by the other party.

TENANT NOTICE ADDRESS:

Before Commencement Date:

Dallas Morning News, Inc.
508 Young Street
Dallas, Texas 75202
Attn: Chief Financial Officer

with copy to:

Dallas Morning News, Inc.
508 Young Street
Dallas, Texas 75202
Attn: General Counsel

On or after Commencement Date:

Dallas Morning News, Inc.
1954 Commerce Street
Dallas, Texas 75201
Attn: Chief Financial Officer

with copy to:

Dallas Morning News, Inc.
1954 Commerce Street
Dallas, Texas 75201
Attn: General Counsel

LANDLORD NOTICE ADDRESS:

1914 Commerce Leasing, LLC

1800 Valley View Lane, Suite 300

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Farmers Branch, Texas 75234

Attn: Jeff Shirley

with copy to:

CAAMCO, LLC

1800 Valley View Lane, Suite 300

Farmers Branch, Texas 75234

Attn: Michael VanHuss

with copy to:

James J. Sullivan

Gardere Wynne Sewell LLP

2021 McKinney Avenue, Suite 1600

Dallas, Texas 75201

41. Captions. The captions and headings appearing in this Lease are solely for convenience and shall not be given any effect in construing this Lease.

42. Entirety and Amendments.  This Lease embodies the entire contract between the parties hereto, relative to the subject matter hereof.  Except as otherwise herein provided, no variations, modifications, changes, or amendments hereof shall be binding upon any party hereto unless in writing, executed by a duly authorized officer or agent of the particular party.  Landlord and Tenant have fully negotiated the provisions of this Lease and, notwithstanding any rule or principle of law or equity to the contrary, no provision of the Lease shall be construed in favor of or against either party by virtue of the authorship or purported authorship thereof.

43. Severability.  If any term or provision of this Lease shall be invalid or unenforceable to any extent, the remainder of this Lease shall be not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

44. Binding Effect.  All covenants and obligations contained within this Lease shall bind and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its permitted successors and assigns.

45. Number and Gender of Words.  All personal pronouns used in this Lease shall include the other gender, whether used in the masculine, feminine, or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

46. Recordation. Neither party shall record this Lease.

47. Governing Law.  This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.  Venue shall be in Dallas, Dallas County, Texas.

48. Interest Rate.  All past-due rents or other sums payable by Tenant hereunder, and any sums advanced by Landlord for Tenant’s account pursuant to applicable provisions hereof, shall bear interest from the date due or advanced until paid at the maximum lawful rate in effect at the time such

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payment was due or sum was advanced, or if there is no ascertainable maximum lawful rate then in effect, at a rate of eighteen percent (18%) (the “Default Interest”).

49. Force Majeure.  Whenever a period of time is herein prescribed for the taking of any action by a party (except with respect to the payment of any monetary obligation), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party.

50. Intentionally Omitted.

51. Reserved Rights.  Landlord shall have the following rights, exercisable with reasonable notice to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for set off or abatement of rent (provided that such rights are exercised in a manner as to not to interfere in any material respect with Tenant’s business operations in the Premises, Tenant’s access to the Premises, or Tenant’s use of any associated parking facilities):

(a) To change the Complex’s name, design or street address.

(b) To make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, as required under the terms of this Lease, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, all without abatement of rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and Landlord Services sufficient for Tenant to reasonably conduct its business activities are provided at all times.

(c) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

(d) To grant to anyone the exclusive right to conduct any business in the portions of the Complex other than the Building, or to render any service in or to the Complex, provided that no such exclusive right shall operate to exclude Tenant from the use expressly permitted herein nor to materially impair any of Tenant’s other rights under this Lease.

(e) To approve (which approval shall not be unreasonably withheld, conditioned or delayed) the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Complex.  Movements of Tenant’s property into or out of the Complex and within the Complex are entirely at the risk and responsibility of Tenant.

(f) To take all such reasonable measures as Landlord may reasonably deem advisable for the security of the Complex and its occupants.

(g) To construct parking garages, areas, facilities or similar structures to service the Complex as well as other buildings in the vicinity of the Complex, or to otherwise enter into an agreement with the owner and/or operator of a parking garage to make parking spaces in such garage available to Tenant (provided that Tenant enters into a parking license agreement with such owner/operator).

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Notwithstanding anything to the contrary set forth in this Lease, in no event shall Landlord be permitted to change the Building’s name, design or street address, nor shall Landlord be permitted to erect any signage in, on or about the Building or Premises.

52. Approval by Landlord’s Mortgagee.  Landlord’s execution and delivery of this Lease shall constitute Landlord’s representation to Tenant that (i) Statler 1900 Commerce, LLC, a Texas limited liability company, is the only Landlord’s Mortgagee as of the Effective Date, and (ii) such Landlord’s Mortgagee has approved all of the provisions of this Lease and has consented to Landlord’s execution and delivery thereof to Tenant (together with all documents ancillary thereto).  Landlord understands and acknowledges that Tenant is relying on the foregoing representation in agreeing to execute and deliver this Lease and any documents ancillary thereto.

53. Brokers.  Upon the full execution of this Lease by the parties, Landlord shall pay to Tenant’s Broker a commission pursuant to the terms of a separate written agreement.  Each party (the “Representing Party”) represents and warrants to the other that the Representing Party has had no dealing with any broker other than Tenant’s Broker (and Peloton Commercial Real Estate, on behalf of Landlord) in connection with the negotiation or execution of this Lease, and the Representing Party agrees to indemnify the other party, and hold the other party harmless, from any and all costs, expenses or liability for commissions or other compensation claimed by any other broker or agent claiming by, through or under the Representing Party, with respect to this Lease.

54. Time of Essence. Time is of the essence of this Lease and each and every provision of this Lease.

55. Tenant’s Obligations prior to Surrender.  Notwithstanding anything to the contrary in this Lease, upon expiration of the Lease Term or earlier termination of this Lease, Tenant shall not be required, prior to its surrender of the Premises to Landlord, to remove from the Premises any improvements, cabling or attached fixtures, or to restore the Premises to its original shell condition.  Notwithstanding the foregoing, however, Tenant shall remove Tenant’s identity signage and, to the extent installed, the Rock of Truth monument, as well as any unusual improvements installed by Tenant and not typically found in Class A office space, such as fountains or water walls, oversized printers, vaults, power substations and the like (excluding any improvements existing in the Premises at the time of Landlord’s delivery thereof).  Tenant shall be allowed (but not required) to remove other special improvements, fixtures and equipment installed by Tenant for use of the Premises for its business operations, including raised flooring, uninterruptible power supply systems, backup generators, supplemental HVAC units and any other fixtures or equipment necessary to operate Tenant’s business. Tenant shall repair any damage caused by the removal of any of the foregoing.

56. No Reservation.  Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease.  This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.

57. Consents.  In all circumstances under this Lease (including any exhibits hereto) where the prior approval, permission or consent of one party (the “consenting party”), whether it be Landlord or Tenant, is required before the other party (the “requesting party”) is authorized to take any particular type of action, such approval, permission or consent shall not be unreasonably withheld, conditioned or delayed by the consenting party.

58. Legal Authority.  If Tenant is a corporation (including any form of professional association), then Tenant warrants and represents that each individual executing or attesting this Lease on

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behalf of such corporation is duly authorized to execute or attest and deliver this Lease on behalf of such corporation.  If Tenant is a partnership (general or limited) or limited liability company, then Tenant warrants and represents that each individual executing this Lease on behalf of the partnership or company is duly authorized to execute and deliver this Lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.  If Landlord is a corporation (including any form of professional association), then Landlord warrants and represents that each individual executing or attesting this Lease on behalf of such corporation is duly authorized to execute or attest and deliver this Lease on behalf of such corporation.  If Landlord is a partnership (general or limited) or limited liability company, then Landlord warrants and represents that each individual executing this Lease on behalf of the partnership or company is duly authorized to execute and deliver this Lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

59. Hazardous Materials.

(a) During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in subsection (d) of this Paragraph 59) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of Hazardous Materials (as defined in subsection (d) of this Paragraph 59) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities used or stored at the Premises in connection with Tenant’s customary business operations or the routine operation and maintenance of the Premises, and then only in compliance with all applicable Environmental Laws and Environmental Permits.

(c) Tenant agrees to defend, indemnify and hold harmless Landlord and Owner from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex in violation of applicable Environmental Law which is caused or permitted by Tenant and (b) any Environmental Claim resulting from Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”).  The provisions of this Paragraph 59 shall survive the expiration or sooner termination of this Lease.

(d) As used herein, the following terms shall have the following meanings:  “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority.  “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or

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hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; the Clean Water Act, 33 U.S.C. §§ 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq.; the Clean Air Act, 42 U.S.C. §§ 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f, et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011, et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136, et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651, et seq.  “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.  “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

(e) Landlord represents and warrants that, to its current, actual knowledge and except as otherwise provided in (i) that certain Visual Environmental Site Assessment, conducted November 18, 2016, prepared by Benchmark Environmental Consultants, and (ii) that certain limited asbestos survey dated November 2, 2016, prepared by EcoSystems Environmental, Inc., a copy of which was provided to Tenant prior to the Effective Date, the Premises does not contain any Hazardous Materials.  To the extent the report identified in the preceding sentence identified the presence of Hazardous Materials in the Building in violation of any applicable Environmental Law, Landlord has brought such items into compliance.  Landlord acknowledges and agrees that if any governmental authority having jurisdiction over the Premises requires (or would require) that remedial action be taken with regard to any Hazardous Materials, it will be Landlord’s responsibility to complete and/or commence and diligently prosecute such remedial/abatement action promptly after its receipt of written notice of the need for the same from such governmental authority (and in no event beyond any deadline(s) established by such governmental authority).  Any such remediation shall be at Landlord’s sole cost and expense, and such costs shall not be included in Basic Costs, unless Tenant or its employees, agents or contractors are responsible for the presence of such Hazardous Materials, in which event Tenant shall be solely responsible for the payment of such costs.

(f) Notwithstanding anything seemingly to the contrary in this Lease, Landlord acknowledges that Tenant shall have no liability or responsibility whatsoever for any Hazardous Materials that exist on, in or under the Premises or the Complex prior to Landlord’s delivery of possession of the Premises to Tenant or that may be subsequently discovered on, in or under the Premises or the Complex unless Tenant or its employees, agents or contractors are responsible for the presence of such Hazardous Materials, and Tenant shall have no obligation to perform any remedial action, nor indemnify any party, with respect to same.  Upon discovery of any Hazardous Materials for which Tenant is not responsible as provided in the preceding sentence, Landlord shall promptly perform any required remediation of such Hazardous Materials in

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accordance with applicable Environmental Laws, at Landlord’s sole cost and expense and not as a Basic Cost.
60. Exhibits, Riders and Addenda. Exhibits A through M and any other exhibits, riders and addenda attached hereto are incorporated herein and made a part of this Lease for all purposes.

61. Waiver of Jury Trial.  LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD AND TENANT TO ENTER AND ACCEPT THIS LEASE.

62. OSHA Regulations.  Each of Landlord and Tenant acknowledges that it has reviewed the regulations enacted by the Occupational Safety and Health Administration (“OSHA”), as set forth in Sections 1910.1001 and 1926.1101 of Title 29 of the Code of Federal Regulations (the “OSHA Regulations”) and agrees that in addition to its other obligations hereunder, Tenant shall comply with such regulations.  Each of Landlord and Tenant acknowledges that it has been notified of the presence of asbestos-containing materials (“ACM”) and materials designated by OSHA as presumed asbestos-containing materials (“PACM”) located in the Premises.  According to Landlord’s current records, without further inquiry, the materials referenced in that certain limited asbestos survey dated November 2, 2016, prepared by EcoSystems Environmental, Inc., a copy of which was provided to Tenant prior to the Effective Date, have been identified as ACM.  In addition, the following materials, if located in properties constructed prior to 1981, must, in accordance with the OSHA Regulations, be treated as PACM:  any thermal system insulation and surfacing material that is sprayed on, troweled on, or applied in some other manner, as well as any resilient flooring material installed in 1980 or earlier.  Upon written request by Tenant, Landlord shall provide Tenant with copies of any information pertaining to ACM or PACM in Landlord’s files.

63. OFAC Representations:

(a) Tenant hereby represents and warrants to Landlord that, to Tenant’s knowledge, neither Tenant nor any of its respective officers, partners or members is an entity or person: (i) that is listed in the annex to Executive Order 13224 issued on September 24, 2001; or (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf).

(b) Landlord hereby represents and warrants to Tenant that, to Landlord’s knowledge, neither Landlord nor any of its respective officers, partners or members is an entity or person: (i) that is listed in the annex to Executive Order 13224 issued on September 24, 2001; or (ii) whose name appears on the OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf).

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64. Generator.  Tenant shall have the right to install a back-up generator, at Tenant’s sole cost and expense, in the location and in accordance with the specifications as set forth on Exhibit M hereto.  The rent payable by Tenant under this Lease shall not include any charge related to the cost of such generator and no additional charge shall be due (i.e., the costs associated with such generator shall be excluded from Basic Costs). The generator and all equipment associated therewith shall be utilized by Tenant at Tenant’s sole expense, and Tenant shall be responsible for the payment, before delinquency, of any utility charges related thereto.  Throughout the Lease Term Tenant shall be responsible, at its sole cost, for the maintenance, repair and, if applicable, replacement of the generator.  Tenant shall ensure, at its sole cost, that the generator (including without limitation the installation, maintenance, repair and replacement thereof) complies at all times throughout the Lease Term with all applicable laws.  Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for removing such generator including any above ground cabling and conduit and for repairing any damage caused by such removal back to its original condition.  Tenant shall at all times be responsible for coordinating the operation of the generator, including any testing thereof, in such a manner as to avoid disruption of the quiet enjoyment of the tenants and occupants of the properties adjacent to the Complex, including without limitation residents and hotel guests.

65. Parking. Notwithstanding anything to the contrary in this Lease, Tenant shall have the parking rights set forth in Exhibit E attached to this Lease and made a part hereof.

66. Guaranty.  In consideration of Landlord’s leasing the Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease in the form attached hereto as Exhibit F, executed by A. H. Belo Corporation as Guarantor.  In consideration of Tenant’s leasing the Premises from Landlord, Landlord shall provide Tenant with a Guaranty of Payment and Completion dated as of the date hereof and executed by Mehrdad Moayedi, guarantying Landlord’s obligations with respect to (i) the performance of Landlord’s Work and the Restroom/Demising Work, and (ii) the payment of the Allowance as well as any costs incurred by Tenant in exercising its self-help rights under Paragraph 38 in connection with the non-performance of Landlord’s Work and the Restroom/Demising Work.

67. No Representations by Landlord.  Except as may be otherwise expressly provided in this Lease (including without limitation Exhibit D attached hereto), (i) Tenant acknowledges that Landlord has not made any representations or warranties about the following, (ii) Tenant has relied and shall rely on its own inspections and judgment regarding each of the following, and (iii) Tenant waives all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees), which might directly or indirectly or in whole or in part be caused by, arise out of, or be related to the foregoing against Landlord, that might arise out of any the following: (a) income to be derived from the Premises, and (b) the suitability, habitability, quality of construction or workmanship, merchantability, indoor air quality, lack of latent defects, or fitness for a particular purpose of the Premises, the Garage or the Complex. Tenant waives the implied warranty that the Premises are suitable for a particular purpose.

68. Calculation of Charges.  Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

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69. Master Lease; Recognition Agreement.

(a) Subject to the execution and delivery by Owner of the Recognition Agreement (hereinafter defined) with respect to the Master Lease, this Lease and Tenant’s rights pursuant to this Lease are subject and subordinate at all times to the interest of Owner as the lessor under the Master Lease.

(b) Concurrently with the execution of this Lease by the parties, Landlord has executed and delivered to Tenant an agreement (“Recognition Agreement”) with respect to the Master Lease, signed by Owner and providing at a minimum that (i) this Lease and Tenant’s rights of occupancy hereunder shall not be disturbed in the event of any termination of the Master Lease, so long as no Event of Default by Tenant is then in existence; and (ii) in the event of any such termination of the Master Lease, this Lease shall be recognized as a direct lease between Owner, as “Landlord,” and Tenant, so long as no Event of Default by Tenant is then in existence.    Landlord understands and acknowledges that Tenant is relying on the full execution and delivery of the Recognition Agreement contemporaneously with the parties’ execution and delivery of this Lease, and that Tenant would not have executed and delivered this Lease absent same.

70. Time for Payments.  If in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately”, “promptly” and/or “on demand”, or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.

71. Recapture.  Notwithstanding anything to the contrary in this Lease, if Tenant vacates or abandons the Premises for any period of time longer than six (6) consecutive months during the Lease Term for any reason other than a Temporary Closure (as defined below), Tenant shall not be in default hereunder, but Landlord shall have the option (the “Recapture Option”) to terminate this Lease upon thirty (30) days’ prior written notice to Tenant (the “Recapture Notice”). Any such termination by Landlord shall be effective as of the date (the “Recapture Date”) that is thirty (30) days after the date of the Recapture Notice.  Notwithstanding the foregoing, if Tenant reoccupies the Premises within thirty (30) days after receipt of the Recapture Notice, such termination shall be of no force or effect and this Lease shall continue to be in effect for all purposes (provided that if Tenant should vacate or abandon the Premises within one-hundred eighty  (180) days after any such re-occupancy, then Landlord shall thereafter be entitled to exercise its Recapture Option at any time the Premises remain unoccupied and, under such circumstances, Tenant shall not be entitled to nullify such Recapture Option by reoccupying the Premises).  For the purposes hereof, the term “Temporary Closures” means, collectively, temporary vacations of the Premises or cessations of business operations at the Premises due to any force majeure event under Paragraph 49 of this Lease, casualty, condemnation, remodeling (for no longer than sixty (60) consecutive days) or closures caused by the acts or omissions of Landlord or its employees, agents or contractors. For purposes of clarity, Tenant shall remain obligated to perform all of its obligations under this Lease during any such period of vacation or closure.  If this Lease is terminated pursuant to the provisions of this Paragraph 71, (i) Tenant shall vacate the Premises in accordance with the requirements of this Lease, (ii) Tenant’s obligation to pay rent shall cease on the Recapture Date, and (iii) neither party shall have any further obligations as of the Recapture Date other than those that accrued prior to the Recapture Date, or those that expressly survive the expiration or earlier termination of this Lease.

72. Miscellaneous.  No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.  Tenant shall not do, or permit anything to be done in or about the Building,

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or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building (provided that Tenant’s use of the Premises for the purposes permitted in accordance with Paragraph 4 of this Lease shall in all events be permitted).  Tenant shall not do anything contrary to or in conflict with valid laws, rules or regulations of any municipal or governmental authority or fire, safety or building authority or regulation.  No animals (other than service animals assisting the disabled, and except as otherwise expressly provided hereinafter with respect to dogs that Tenant shall be permitted to bring into the Premises) or vehicles (other than bicycles) shall be brought into or kept in or about the Building.  Notwithstanding the foregoing, Landlord hereby consents to Tenant bringing dogs into the Premises, subject to the following terms and conditions: (a) Tenant, at its sole cost and expense, must ensure that all applicable laws, codes, regulations and local ordinances pertaining to pet ownership are obeyed and complied with (including, without limitation, any required permits and licenses); (b) Landlord reserves the right to promulgate reasonable rules and regulations concerning the bringing of such dogs into the Premises (such as the right to impose restrictions on certain dog breeds, including Rottweilers and pitbulls, and the right to reasonably restrict the number of dogs that may be present within the Building at any point in time), and Tenant agrees to abide by such reasonable rules and regulations; (c) each such dog must be owned by employees or principals of Tenant; (d) if  urination or defecation by any such dog occurs anywhere on the Premises, Tenant, at its sole cost and expense, shall be responsible for the immediate removal and/or cleaning of such waste, including (if and to the extent necessary) repair and restoring the Building; provided, that Tenant shall also be responsible for the payment of any reasonable additional janitorial charges related thereto; (e) Tenant is responsible for all reasonable cost, expenses, damages and losses caused by such dogs; for the avoidance of doubt, any damage of any kind caused by such dogs shall not be considered to be normal wear and tear; and (f) Tenant’s commercial general liability policy required pursuant to Paragraph 32 of this Lease shall not include any exclusions with respect to dogs. All Christmas and other decorations must be constructed of flame retardant materials. Live Christmas trees are not permitted in the Premises.  Space heaters or other independent heating or cooling devices are prohibited, except as otherwise expressly provided in this Lease or as otherwise may be approved by Landlord.

73. Effective Date. Landlord and Tenant agree that this Lease will be effective as of the Effective Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the Effective Date.

11/1/2016

LANDLORD:			1914 COMMERCE LEASING LLC,
a Texas limited liability company

	By:		1914 Commerce GM, Inc.,
a Texas corporation
	Its:		Managing Member

	By:	/s/	Mehrdad Moayedi
	Name:		Mehrdad Moayedi
	Title:		Manager

11/1/2016

TENANT:			The Dallas Morning News, Inc.,
a Delaware corporation

	By:	/s/	Katy Murray
	Name:		Katy Murray
	Title:		Treasurer/Assistant Secretary

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EXHIBIT H

BASE RENTAL

Base Rental shall be the following amounts for the Original Term:

Lease Year	Annual Base Rental Rate Per Rentable Square Foot (plus electric)	Monthly Base Rental (plus electric)
1	$0.00*	$0.00*
2	$21.00	$161,414.75
3	$21.50	$165,257.95
4	$22.00	$169,101.16
5	$22.50	$172,944.37
6	$23.00	$176,787.58
7	$23.50	$180,630.79
8	$24.00	$184,474.00
9	$24.50	$188,317.20
10	$25.00	$192,160.41
11	$25.50	$196,003.62
12	$26.00	$199,846.83
13	$26.50	$203,690.04
14	$27.00	$207,533.25
15	$27.50	$211,376.45
16	$28.00	$215,219.66

* Tenant’s obligation to pay Base Rental shall be conditionally abated during the first twelve (12) months of the Original Term; provided, however, such abatement shall be conditioned upon Tenant’s full and timely performance of all of its monetary payment obligations under this Lease during the first twelve (12) months of the Original Term.  If at any time during the first twelve (12) months of the Original Term a monetary Event of Default by Tenant occurs, then such abatement shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Base Rental payments herein abated, using an annual Base Rental rate of $21.00 per rentable square foot of space contained in the Premises (on a prorated basis, if applicable).

EXHIBIT H to

SUBLEASE AGREEMENT (TX)H-1

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